EXHIBIT 10.5

BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials
$8,000,000.00	03-18-2008	03-18-2018	7004400	Stock

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	BELVEDERE SOCAL	Lender:	PACIFIC COAST BANKERS' BANK
	One Maritime Plaza, Suite 826		340 Pine Street, Suite 401
	San Francisco, CA 94111		San Francisco, CA 94104

THIS BUSINESS LOAN AGREEMENT (this "Agreement") dated March 18, 2008, is made and executed by and between (i) BELVEDERE SOCAL, a California corporation ("Borrower"); and (ii) PACIFIC COAST BANKERS' BANK ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, Including those that may be described herein or described on any exhibit or schedule attached to this Agreement Borrower understands and agrees that (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all Loans shall be and remain subject to the terms and conditions of this Agreement

TERM. This Agreement shall be effective as of March 18, 2008, and shall continue in full force and effect until such time as all Loans have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until March 18, 2018, whichever comes first.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the Initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and In the Related Documents, including the following:

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender Security Interests in the Collateral; (3) all documents Lender may require to perfect Lender's Security Interests in the Collateral; (4) evidence of insurance as required below; and (5) all such other Related Documents as Lender may require for the Loan; all the foregoing in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note, and the other Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses that are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct at the date of execution of the agreement or other document or certificate containing such representations and warranties.

No Event of Default. There shall not exist at the time of any Advance a condition that would constitute an Event of Default under this Agreement or under any Related Document, or, with the giving of notice or the passage of time, would constitute an Event of Default.

Deliveries. Borrower shall deliver to Lender all instruments, certificates, powers, and other items of the Collateral or items related thereto as Lender may require to perfect Lender's Security Interests in the Collateral.

Specific Deliveries. Without limiting the generality of the foregoing, Borrower shall deliver to Lender, all in form and substance satisfactory to Lender and Lender's counsel, the following:

(1)
A certificate of the secretary of Borrower attesting to the adoption by Borrower's board of directors of a resolution authorizing Borrower (a) to obtain from Lender a line of credit in the amount of $8,000,000.00; (b) to secure such line of credit with a pledge of 100% of the capital stock of each of the Banks; and (c) to execute, deliver to Lender, and perform under this Agreement, the Note, and the other Related Documents, and identifying the officers of Borrower authorized to execute this Agreement, the Note, and the Related Documents and certifying the incumbency of such officers;

(2)	The original stock certificates representing 100% of the capital stock of each of the Banks together with a stock power for each such certificate executed in blank;

(3)	Evidence that each of the Banks has declared and paid cash dividends;

(4)
A certificate of the secretary of each of the Banks attesting to the adoption by such Bank's board of directors of a resolution providing that dividends will from time to time be declared and paid by such Bank in an amount necessary to make all payments of interest, principal, and other amounts due under this Agreement and the Related Documents as the same become due; and

(5)	Evidence that the DFI has approved the granting Lender by Borrower of 100% of the capital stock of each of the Banks as part of the Collateral.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension, or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit that is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having made all necessary filings and obtained all governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties, including the Banks, and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains it principal office at One Maritime Plaza, Suite 825, San Francisco, CA 94111. Unless Borrower has designated otherwise In writing, such principal office is

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Loan No: 7004400	(Continued)	Page 2

the office at which Borrower keeps its books and records, including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name or principal office. Borrower shall do all things necessary to preserve and to keep in full farce and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower; or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties or either of the Banks.

Financial Information. Each of Borrower's and Bank's financial statements supplied to Lender truly and completely disclosed Borrower's and each Bank's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's or either Bank's financial condition subsequent to the date of the most recent financial statements supplied to Lender. Neither Borrower nor either Bank has any material contingent obligations except as disclosed in such financial statements,

Legal Effect, This Agreement constitutes, and any instrument or agreement Borrower Is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties, Except as contemplated by this Agreement or as previously disclosed in Borrower's and each Bank's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower and each Bank, respectively, owns and has good title to all of its respective properties free and dear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's and each Bank's properties are titled in Borrower's or each Bank's legal name, respectively, and neither Borrower nor either Bank has used or filed a financing statement under any other name for at least the last five (5) years.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower or either Bank is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's or either Bank's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing at the date of execution of the Agreement.

Taxes. To the best of Borrower's knowledge, all of Borrower's and each Bank's (if not filed on a consolidated basis with Borrower) tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments, and other governmental charges have been paid In full, except those presently being or to be contested by Borrower or either Bank in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise prior to the execution of the Agreement disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights In and to such Collateral prior to the execution of the Agreement.

Binding Effect This Agreement, the Note, all Security Agreements (if any), and all other Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns and are legally enforceable In accordance with their respective terms.

Banks Matters. As of the date hereof, (1) the Capital Value of the Banks is not less than $16,000,000.00; (2) Professional is well capitalized" within the meaning of the Bank Rules; and (3) Spectrum is "adequately capitalized" within the meaning of the Bank Rules.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims, Litigation, and Other Matters. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's or any Bank's or other subsidiary of Borrower's financial condition; (2) all existing and all threatened litigation, claims, investigations, administrative proceedings, or similar actions affecting Borrower, either Bank, any other subsidiary of Borrower, or any Guarantor that could materially affect the financial condition of Borrower or the financial condition of either Bank, any other subsidiary of Borrower, or any Guarantor; and (3) whether or not the same could have such effect, any formal or informal action of any Bank Regulator relative to Borrower, either of the Banks, or any other banking subsidiary of Borrower, including any cease and desist order, or the entry into any consent, supervisory, or management decree or agreement or similar arrangement by Borrower, either of the Banks, or any other banking subsidiary of Borrower.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's and each Bank's books and records at all reasonable times.

Financial Statements and Reports. Furnish Lender with such financial statements and other related information concerning Borrower and each Bank at such frequencies and in such detail as Lender may reasonably request. Without limiting the generality of the foregoing, Borrower shall furnish Lender with (1) its annual financial report within ninety (90) days of each fiscal year end and quarterly financial reports within thirty (30) days of the end of each Fiscal Quarter; and (2) a detailed status report of any past due and non-accrual loans and other real estate owned, and a copy of its FASB 114 Report of impaired loans within thirty (30) days of the end of each Fiscal Quarter for each Bank and any other banking subsidiary of Borrower upon request of Lender.

Additional Information. Furnish such additional information and statements concerning Borrower and each Bank, as Lender may request from time to time.

Insurance. Maintain in full force and effect such Insurance policies with reputable companies as are consistent with sound banking practices during the term of this Agreement, and shall provide copies of all binders or other evidence of such insurance to Lender upon request.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

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Loan No: 7004400	(Continued)	Page 3

Loan Proceeds. Use all Loan proceeds solely to provide capital contributions to each of the Banks, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Lions. Pay and discharge when due all of its indebtedness and obligations, including all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, Income, or profits.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately In writing of any default in connection with any agreement

Operations. Maintain executive and management personnel of both itself and each of the Banks with substantially the same qualifications and experience as the present executive and management personnel thereof; provide written notice to Lender of any change in any such executive and management personnel; and conduct its and the Bank's business affairs in a reasonable and prudent manner.

Compliance with Governmental Requirements. Comply, and cause each Bank to comply, with all laws, ordinances, and regulations, now or hereafter in effect, of all Bank Regulators and all other governmental authorities applicable to the conduct of Borrower's or either Bank's properties, businesses, and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's and each Bank's books, accounts, and records and to make copies and memoranda of Borrower's and each Bank's books, accounts, and records, If Borrower now or at any time hereafter maintains any records (including computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower and each Bank, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificates. Unless waived In writing by Lender, provide Lender at least annually, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement or, with the passage of time or the giving of notice, would exist.

Additional Assurances. Make, execute, and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents, and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Loan to Value Ratio. Maintain at all times a ratio of the Loan to the Capital Value of the Banks of not greater than 50%.

Debt Service Coverage Ratio. Cause the Banks, in the aggregate, to maintain, on a quarterly basis as of the end of each Fiscal Quarter, Net Income after Taxes for such Fiscal Quarter of not less than 1.50 times the amount of principal and interest that was due and payable during such Fiscal Quarter.

Bank Capitalization. Cause Professional to be "well capitalized" within the meaning of the Bank Rules; and, until the merger of Spectrum with and into Profession, cause Spectrum to be "adequately capitalized" within the meaning of the Bank Rules.

Risk Based Capital. Cause the Banks, in the aggregate, to maintain, on a quarterly basis as of the end of each Fiscal Quarter, Risk Based Capital for such Fiscal Quarter of not less than (1) from December 31, 2008, through December 30, 2009, $40,000,400.00; and (2) thereafter, $42,000,000.00.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining, and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment that will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

(1)
Sell, transfer, mortgage, assign, pledge, grant a security interest in, allow any cloud on title with respect to, or otherwise encumber, alienate or allow the alienation of any of Borrower's interest in any of its bank subsidiaries (including the Banks), including any stock issued by, or other equity interests in, any such bank subsidiary; provided, however, that, nothing in the foregoing to the contrary withstanding, so long as no Event of Default exists and is continuing, or, with the passage of time or the giving of notice, would exist, Borrower may merge Spectrum with and into Professional so long as the only consideration paid to Borrower on account of the capital stock of Spectrum is capital stock of Professional and the original certificates evidencing 100% such stock of Professional issued in exchange for such stock of Spectrum are delivered directly to Lender or a agent of Lender together with a stock power for each such certificate executed in blank.

(2)
Issue trust preferred securities, debt securities, or commercial paper, or otherwise incur indebtedness for borrowed money, or otherwise incur any other payment obligation, that is in any way senior to the Indebtedness; provided, however, that, nothing in the foregoing to the contrary withstanding, so long as no Event of Default exists and Is continuing, or, with the passage of time or the giving of notice, would exist, Borrower may issue trust preferred securities in connection with, and which results in, a repayment of all Loans.

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Loan No: 7004400	(Continued)	Page 4

(3)	Permit either Bank to Issue trust preferred securities, debt securities, or commercial paper.

(4)	Cease operations, liquidate, or dissolve.

(5)
Permit either Bank to cease operations, liquidate, or dissolve, other than a merger of Spectrum with and into Professional complying with the proviso set forth in subparagraph (1) of this "Negative Covenants" section.

(6)	Incur any obligation as surety or guarantor other than In the ordinary course of business.

(7)	Enter into any agreement containing any provisions that would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES, If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Advances or to disburse Loan proceeds if (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender, or, with the passage of time or the giving of notice, would be in such default; (B) Borrower, either Bank, any other subsidiary of Borrower, or any Guarantor becomes insolvent, files a petition In bankruptcy or similar proceedings, is adjudged a bankrupt, has a receiver or supervisor appointed for or over it by any court or Bank Regulator, has any cease and desist order entered against it, or enters into any consent, supervisory, or management decree or agreement or similar arrangement with any Bank Regulator; (C) there occurs a material adverse change In Borrower's financial condition or in the financial condition of either Bank, any other subsidiary of Borrower, or any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an event of default (an "Event of Default") under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Note or otherwise under or in respect of the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant, or condition contained in this Agreement, the Note, or in any of the other Related Documents or to comply with or to perform any term, obligation, covenant, or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Should Borrower, either Bank, or any other subsidiary of Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower's, either Bank's, or any such subsidiary's property or Borrower's ability to repay the Indebtedness or perform its respective obligations under this Agreement, the Note, or any of the other Related Documents.

False Statements. Any warranty, representation, or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any lime thereafter.

Insolvency. The dissolution or termination of Borrower's, either Bank's, or any other subsidiary of Borrower's existence as a going business (except with respect to a merger of Spectrum with and into Professional complying with the proviso set forth in subparagraph (1) of the "Negative Covenants" section above), the insolvency of Borrower, either Bank, or any other subsidiary of Borrower, the appointment of a receiver or supervisor of or for Borrower, either Bank, any other subsidiary of Borrower, or any part of Borrower's, either Bank's, or any other such subsidiary's property by any court or Bank Regulator, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy, insolvency, or financial institution regulatory or supervisory laws by or against Borrower, either Bank, or any other such subsidiary.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any Collateral. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Upon a change of control of Borrower (defined as a change of ownership, in the aggregate, of 51% or more), the Loan shall become immediately due and payable.

Adverse Change. A material adverse change occurs in Borrower's, either Bank's, or any other subsidiary of Borrower's financial condition.

Insecurity. Lender in good faith believes itself insecure.

Right to Cure. If any default, other than a default on indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, such default may be cured if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default (1) cures such default within thirty (30) days; or (2) if the cure of such default requires more than thirty (30) days, immediately initiates steps that Lender deems in Lender's sole discretion to be sufficient to cure such default

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Loan No: 7004400	(Continued)	Page 5

and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Advances or Loan disbursements), and, at Lenders option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy that not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement, the Note, or any other Related Document shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Arbitration. Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Agreement, the Note, the other Related Documents, or otherwise, including contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement This includes obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, Including taking or disposing of such property with or without judicial process pursuant to Article (or Division) 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Borrower and Lender agree that in the event of an action for judicial fore-closure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgment upon arty award rendered by any arbitrator may be entered in any court having Jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, !aches, and similar doctrines which would otherwise be applicable in art action brought by a party shall be applicable In any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Attorneys' Fees and Lender's Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement, the Note, and any other Related Documents. Lender may hire or pay someone else to help enforce this Agreement, the Note, and any other Related Documents, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for arbitration, bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment arbitration collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement, the Note, and any other Related Documents are for convenience purposes only and are not to be used to interpret or define the provisions hereof or thereof,

Consent to Loan Participation and Syndication. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in or syndications of the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower, the Banks, and any other subsidiary of Borrower, or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests or syndications, as well as all notices of any repurchase of any such participation interests or syndications. Borrower also agrees that the purchasers of any such participation interests or syndications will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation or syndication agreement or agreements governing the sale of such participation interests or syndications. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest or syndication and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests or syndication may enforce its Interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement, the Note, and the other Related Documents will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender In the State of California.

Choice of Venue. If there is a lawsuit arising out or of related to this Agreement, the Note, the other Related Documents, the Loan, or the Collateral, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of San Francisco County, State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement, the Note, or any other Related Document unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement, the Note, or any other Related Document shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision hereof or thereof. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is

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Loan No: 7004400	(Continued)	Page 6

required under this Agreement, the Note, or any other Related Document, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent Is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices, Any notice required to be given under this Agreement, the Note, or any other Related Document shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change Its address for notices under this Agreement, the Note, and any other Related Document by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement, the Note, or any other Related Document to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. if feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement, the Note, or the other Related Document, as the case may be. Unless otherwise required by law, the Illegality, invalidity, or unenforceability of any provision of this Agreement, the Note, or any other Related Document shall not affect the legality, validity, or enforceability of any other provision hereof or thereof.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement, the Note, or any other Related Document makes it appropriate, including any representation, warranty, or covenant, the word "Borrower" as used herein or therein shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement, the Note, or any other Related Document be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement, the Note, or any other Related Document shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement, the Note, or any other Related Document or any interest herein or therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time Is of the Essence. Time is of the essence in the performance of this Agreement, the Note, and every other Related Document.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Including" and the like are not limiting; and "or" is not exclusive. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with GAAP as in effect on the date of this Agreement:

Advance. The word 'Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit Of multiple advance basis under the terms and conditions of this Agreement.

Agreement The word 'Agreement' means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to lime.

Bank Regulator. The words "Bank Regulator" mean the FRB, the FDIC, the DFI, or any other governmental or quasi-governmental authority having regulatory or supervisory authority over banks or bank holding companies.

Bank Rules. The words "Bank Rules" mean the Rules and Regulations of the Federal Financial Institutions Examination Council.

Banks. The word "Banks" means (i) until Spectrum has been merged with and into Professional, Spectrum and Professional; and (ii) thereafter, Professional. For the avoidance of doubt, after such merger, references herein to “each of the Banks", "each Bank", and the like shall be deemed to mean Professional alone.

Borrower. The word "Borrower" means BELVEDERE SOCAL, a California corporation, and includes all co-signers and co-makers signing the Note and all their respective successors and assigns.

Call Report. The words "Call Report" mean a quarterly Report of Condition and Income filed by a Bank with the FDIC.

Capital Value. The words °Capital Value" mean, as to each Bank, as of the end of each Fiscal Quarter, such Bank's “Tier-1 Capital" as reflected in its Call Report for such Fiscal quarter in accordance with the Bank Rules and any other applicable rules and regulations of the FRB.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

DFI. The initials "DFI" mean the California Department of Financial Institutions.

Event of Default. The words "Event of Default" mean any of the events of default set forth in the "Default" section above.

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Loan No: 7004400	(Continued)	Page 7

FDIC. The initials 'FDIC" mean the Federal Deposit Insurance Corporation.

FRB. The initials "FRB" mean the Board of Governors of the Federal Reserve System.

Fiscal Quarter. The words 'Fiscal Quarter' mean a quarterly accounting period ending March 31, June 30, September 30, or December 31 of a calendar year,

GAAP. The initials "GAAP" mean generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security interest in any Collateral for the Loan, including all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, Including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words 'Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words 'Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also Includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or the other Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means PACIFIC COAST BANKERS' BANK, its successors and assigns.

Loan. The word 'Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Net Income after Taxes. The words "Net Income after Taxes" mean, as to each Bank, as of the end of each Fiscal Quarter, such Bank's "Net income after Taxes" as reflected in its Call Report for such Fiscal Quarter in accordance with the Bank Rules and any other applicable rules and regulations of the FRB.

Note. The word 'Note means the Note executed by Borrower in the principal amount of $8,000,000.00 dated March 18, 2008, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such note.

Permitted Liens. The words "Permitted Liens' mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security Interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens'; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and Insignificant monetary amount with respect to the net value of Borrower's assets.

Professional. The word "Professional means Professional Business Bank, a California banking corporation.

Related Documents. The words 'Related Documents' mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Risk Based Capital. The words "Risk Based Capital" mean, as to each Bank, as of the end of each Fiscal Quarter, such Bank's `Risk-Based Capital" as reflected in its Call Report for such Fiscal Quarter in accordance with the Bank Rules and any other applicable rules and regulations of the FRB.

Security Agreement The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security interest.

Security Interest The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien Interest whatsoever whether created by law, contract, or otherwise.

Spectrum. The word 'Spectrum" means Spectrum Bank, a California banking corporation.

[Signatures on Following Page]

BUSINESS LOAN AGREEMENT
Loan No: 7004400	(Continued)	Page 8

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED MARCH 18, 2008.

BORROWER:

BELVEDERE SOCAL,
California corporation

By: /s/ William Baribault	By: /s/ Michael McCall
William Baribault, Chief Executive Officer	Michael McCall, Chief Financial Officer

LENDER:

PACIFIC COAST BANKERS' BANK

By: ____________________________________
Authorized Signer